                                                               Exhibit (h)(9)(B)

                                   Appendix A

                                      Fees

        Funds of the Trust with Class,             Administration Fee
                if applicable                   (as % of net assets)/1/
---------------------------------------------   -----------------------
Fund                            Class                    Total
-----------------------------   -------------   -----------------------
Institutional Money Market      Institutional            0.05
                                Capital                  0.07
                                Premium                  0.10
                                Select                   0.15
                                SL Agency                0.02
                                Aon Captives             0.05
                                Trust                    0.38

Prime Money Market              Institutional            0.05
                                Capital                  0.07
                                Premium                  0.10
                                Select                   0.15
                                SL Agency                0.02
                                Trust                    0.38

Government Money Market         Institutional            0.05
                                Capital                  0.07
                                Premium                  0.10
                                Select                   0.15
                                SL Agency                0.02
                                Trust                    0.38

Treasury Money Market           Institutional            0.05
                                Capital                  0.07
                                Premium                  0.10
                                Select                   0.15
                                SL Agency                0.02
                                Trust                    0.38

----------
/1/ Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Appendix A to Barclays Global Investors Funds Administration Agreement

        Funds of the Trust with Class,             Administration Fee
                if applicable                   (as % of net assets)/1/
---------------------------------------------   -----------------------
LifePath Retirement Portfolio   Class I                  0.50
                                Class R                  0.50

LifePath 2010 Portfolio         Class I                  0.50
                                Class R                  0.50
                                Class S                  0.15

LifePath 2020 Portfolio         Class I                  0.50
                                Class R                  0.50
                                Class S                  0.15

LifePath 2030 Portfolio         Class I                  0.50
                                Class R                  0.50
                                Class S                  0.15

LifePath 2040 Portfolio         Class I                  0.50
                                Class R                  0.50
                                Class S                  0.15

LifePath 2050 Portfolio         Class I                  0.50
                                Class R                  0.50
                                Class S                  0.15

S&P 500 Stock                   N/A                      0.15

Bond Index                      N/A                      0.15

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on November 18, 2008.

Appendix B to Barclays Global Investors Funds Administration Agreement

                                   Appendix B

                   Function                  Master   Feeder   Barclays Global Investors, N.A.
------------------------------------------   ------   ------   -----------------------------------------------
MANAGEMENT REPORTING & TREASURY
ADMINISTRATION

Monitor portfolio compliance in accordance      X              Continuously monitor portfolio activity and
with the current Registration Statement.                       Fund operations in conjunction with 1940 Act,
                                                               Registration Statement and any other applicable
                                                               laws and regulations. Monitor results of
                                                               testing performed by State Street Bank and
                                                               Trust Company, the successor corporation to
                                                               Investors Bank & Trust Company as
                                                               sub-administrator ("State Street") and approve
                                                               resolution of compliance issues addressed by
                                                               State Street. Note: All references to State
                                                               Street relate to activities delegated to State
                                                               Street.

Provide compliance summary package.             X              Review report prepared by State Street.

Perform asset diversification testing to        X              Continuously monitor portfolio activity in
establish qualification as a RIC.                              conjunction with IRS requirements. Review
                                                               results of State Street testing and take any
                                                               necessary action. Approve tax positions taken.

Perform qualifying income testing to                     X     Continuously monitor portfolio activity in
establish qualification as a RIC.                              conjunction with IRS requirements. Review
                                                               results of State Street testing and take any
                                                               necessary action. Approve tax positions taken.

Prepare the Funds' annual expense budget.       X        X     Provide asset level projections and vendor fee
Establish daily accruals.                                      information. Approve expense budget prepared by
                                                               State Street.

Monitor the Funds' expense budget.              X        X     Provide asset level projections quarterly.
                                                               Provide vendor information as necessary. Review
                                                               expense analysis and approve budget revisions
                                                               prepared by State Street.

Receive and coordinate payment of Fund          X        X     Approve invoices and allocations of payments.
expenses.                                                      Send  invoices to State Street in a timely
                                                               manner.

Appendix B to Barclays Global Investors Funds Administration Agreement

                   Function                  Master   Feeder   Barclays Global Investors, N.A.
------------------------------------------   ------   ------   -----------------------------------------------
Calculate periodic dividend rates to be                  X     Establish and maintain dividend and
declared in accordance with management                         distribution policies. Approve distribution
guidelines.                                                    rates per share and aggregate amounts. Obtain
                                                               Board apporval when required.

Review the Fund's multi-class dividend                   X     Review and approve dividend calculation
calculation procedures. Calculate                              methodologies for each class. Approve
periodic dividend rates to be declared in                      distribution rates per share and aggregate
accordance with management guidelines.                         amounts. Obtain Board approval when required.

Calculate total return information on                    X     Review total return information calculated by
Funds as defined in the current                                State Street.
Registration Statement.

Calculate gross returns (SEC returns            X              Review gross return information calculated by
grossed up for expenses)                                       State Street.

Prepare responses to major industry             X        X     Identify the services to which the Funds
questionnaires.                                                report. Provide information as requested.

Prepare Independent Trustee Form 1099-Misc.     X        X     Summarize amounts paid to Independent
                                                               Trustees during the calendar year.
                                                                Prepare and mail Form 1099-Misc

FINANCIAL REPORTING

Prepare financial information for               X        X     Review financial information prepared by State
presentationto Fund management and Board                       Street.
of Trustees.

Coordinate the annual audit and semi-annual     X        X     Provide past financial statements and other
preparation and printing of financial                          information required to create templates to
statements and notes with management, fund                     State Street, including report style and
accounting and the Fund auditors.                              graphics. Approve format and text as standard.
                                                               Approve production cycle and assist in managing
                                                               to the cycle. Coordinate review and approval by
                                                               portfolio managers of portfolio listings to be
                                                               included in financial statements. Prepare
                                                               appropriate management letter and coordinate
                                                               production of Management Discussion and
                                                               Analysis. Review and approve entire report.
                                                               Make appropriate representations in conjunction
                                                               with audit.

Appendix B to Barclays Global Investors Funds Administration Agreement

                   Function                  Master   Feeder   Barclays Global Investors, N.A.
------------------------------------------   ------   ------   -----------------------------------------------
LEGAL

Prepare agenda and Board materials for          X        X     Review and approve Board materials and Board
quarterly Board meetings.                                      and committee meeting minutes.

Prepare and file Form N-SAR.                    X        X     Provide appropriate responses. Review and
                                                               authorize filing prepared by State Street.

Prepare amendments to Registration              X        X     Review and approve amendments as prepared and
Statement.                                                     coordinated by State Street.

Prepare Registration Statement                           X     Review and approve Registration Statement
supplements.                                                   supplements, as prepared by State Street.

Preparation and filing of 24f-2 Notice.                  X     Review and approve filing, as prepared by State
                                                               Street.

Proxy Material/Shareholder Meetings             X        X     Review and approve proxy, as prepared by State
                                                               Street.

Updating of fidelity bond insurance             X        X     Obtain required fidelity bond insurance
coverage.                                                      coverage. Monitor level of fidelity bond
                                                               insurance maintained in accordance with required
                                                               coverage.

Respond to regulatory audits.                   X        X     Coordinate with regulatory authorities to
                                                               provide requested documentation and resolutions
                                                               to inquiries.

Maintain and preserve the "corporate"           X        X     Delegated to State Street.
records of each Trust, including each Fund
and Master Portfolio.

Appendix B to Barclays Global Investors Funds Administration Agreement

                   Function                  Master   Feeder   Barclays Global Investors, N.A.
------------------------------------------   ------   ------   -----------------------------------------------
BLUE SKY

Maintain effective Blue Sky notification                 X     Identify states in which filings are to be
filings for states in which Fund management                    made. Identify exempt transactions to transfer
intends to solicit sales of Fund shares.                       agent for appropriate exclusion from blue sky
                                                               reporting.

File amendments to Registration Statement                X     Inform State Street of filings prior to SEC
with the applicable state securities                           filing.
commissions in coordination with SEC
filing, if required.

TAX

Prepare income tax provisions.                  X        X     Provide transaction information as requested by
                                                               State Street. Identify Passive Foreign
                                                               Investment Companies (PFICs). Approve tax
                                                               accounting positions to be taken. Approve
                                                               provisions.

Calculate excise tax distributions              X        X     Provide transaction information as requested as
                                                               requested by State Street. Identify PFICs.
                                                               Approve tax accounting positions to be taken.
                                                               Review and approve all income and distribution
                                                               calculations, including projected income and
                                                               dividend shares. Approve distribution rates per
                                                               share and aggregate amounts. Obtain Board
                                                               approval when required.

Prepare tax returns                             X        X     Review and sign tax return prepared by State
                                                               Street.

Prepare Form 1099                                        X     Review and approve information provided for
                                                               Form 1099 by State Street.

Prepare other year-end tax-related                       X     Review and approve information provided by
disclosures                                                    State Street.

Appendix B to Barclays Global Investors Funds Administration Agreement

ACTIVITIES IN CONNECTION
WITH SHAREHOLDER
SERVICING AND PROCESSING

Engage Agents                                            X     Identifying, appointing, engaging, terminating
                                                               and paying Agents

Perform Servicing and Processing Functions               X     Performing functions not assumed by Agents or
                                                               delegated to State Street

Supervise Agents                                         X     Review reports from Agents and State Street

Report                                                   X     Compile Board report with names of Agents and
                                                               expenditures, as contemplated by Feeder's
                                                               Shareholder Servicing Plan and Shareholder
                                                               Servicing and Processing Plan

ACTIVITIES IN CONNECTION WITH SUPPORTING
FEEDERS

Record investments in each Master               X              Maintain an inventory and record of investment
Portfolio                                                      in, and withdrawals from, the Master Portfolio
                                                               by each Feeder and provide information or
                                                               assistance reasonably required to reconcile
                                                               such inventory and record with the books and
                                                               records of the Feeder

Provide information in connection with tax      X              Provide any information or assistance
distributions                                                  reasonably required to calculate tax
                                                               distributions for the Feeders

Maintain and provide other books and            X              Maintain, prepare or provide such other records
records                                                        relating to investments by a Feeder in its
                                                               corresponding Master Portfolio which may be
                                                               reasonably required in connection with reports
                                                               relating to the Feeder or the Master Portfolio
                                                               to regulatory authorities

Report                                          X              Prepare and provide information
                                                               reporting relating to the performance
                                                               or holdings of the Master Portfolio
                                                               as may reasonably requested in order
                                                               to provide information to
                                                               shareholders of the Feeders

Appendix B to Barclays Global Investors Funds Administration Agreement

Provide additional administrative support       X              Upon reasonable request

                                                                    .    Prepare reports or other information
                                                                         relating to each Feeder's investment
                                                                         in its corresponding Master Portfolio
                                                                         to be provided to third-party
                                                                         reporting services

                                                                    .    Use best efforts to require each
                                                                         Master Portfolio's independent public
                                                                         auditors to provide the party
                                                                         Feeder's independent public auditors
                                                                         with assistance or cooperation

                                                                    .    Attend Feeder Board meetings and
                                                                         assist in preparing reports to such
                                                                         Board (or answering questions in
                                                                         connection therewith)

                                                                    .    Provide information regarding the
                                                                         Master Portfolios and their
                                                                         compliance policies and procedures
                                                                         (to the extent available) that is
                                                                         necessary in connection with the
                                                                         Feeders' compliance policies and
                                                                         procedures

                                                                    .    provide assistance in connection with
                                                                         responding to regulatory inquiries


Appendix B to Barclays Global Investors Funds Administration Agreement